Exhibit 99.1

TESSCO Reports $0.20 Earnings per Share for First Quarter Fiscal 2016

Revenues up 19% Sequentially with Growth in All Markets

Quarterly Dividend of $0.20 Per Share Declared

HUNT VALLEY, MD, July 16, 2015—TESSCO (NASDAQ: TESS),  a leading supplier for the product and supply chain solutions that enable organizations to build, use, maintain and resell Cellular, Mobile Communications, Wi-Fi, Machine-to-Machine, Internet of Things and Wireless Backhaul systems, today reported financial results for its first quarter of fiscal 2016, which ended June 28, 2015.

Highlights:

•	Achieved quarterly EPS of $0.20, above guidance range of $0.08 to $0.15
•	Declared dividend of $0.20 per share
•	Reported sequential growth in all markets
•	Provides EPS guidance range for the second quarter of fiscal 2016 of $0.26 to $0.32
•	Raises low end of EPS guidance by $0.05; new guidance range for fiscal year 2016 now $1.05 to $1.25

	First Quarter FY 2016	First Quarter FY 2015	Fourth Quarter FY 2015
Revenue	$134.7M	$152.9M	$113.0M
Diluted EPS	$0.20	$0.44	($0.03)
EBITDA* per share	$0.48	$0.86	$0.10
Operating margin	2.1%	4.0%	(0.2%)
Cash balance	$6.4M	$6.2M	$7.5M
Line of credit outstanding	$0	$0	$0

*EBITDA and EBITDA per share are each non-GAAP financial measures. These measures are indicated by an asterisk (*) in this press release, as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of non-GAAP to GAAP results included as an exhibit to this release.

First Quarter 2016 Market Results Compared with First and Fourth Quarters of 2015:

	Year over Year Q1 FY 2016 vs. Q1 FY 2015	Sequential Q1 FY 2016 vs. Q4 FY 2015
Public Carrier
Revenue	(39.3%)	12.7%
Gross Profit	(29.8%)	9.6%
Commercial Resellers
Revenue	(12.5%)	18.1%
Gross Profit	(10.4%)	16.2%
Government
Revenue	(1.6%)	4.5%
Gross Profit	(1.3%)	16.0%
Private System Ops
Revenue	4.9%	15.8%
Gross Profit	7.1%	21.2%
Retail
Revenue	4.2%	29.0%
Gross Profit	(1.5)%	17.6%
Total
Revenue	(12.0%)	19.2%
Gross Profit	(8.5%)	16.4%

“We exceeded our earnings expectations during the first quarter and generated positive momentum,” said Robert B. Barnhill, TESSCO’s Chairman and Chief Executive Officer. “Revenues in all of our markets increased sequentially from the fourth quarter, growing 19% overall.  Earnings per share of 20 cents were well above the high end of our guidance and we continued our quarterly dividend of 20 cents per share.

“While we grew sequentially, the overall slowdown in U.S. wireless carrier spending continued. Revenues in our carrier market were down 39% from a year ago, largely driving the decline in our year-over-year performance.

“We believe the carriers are now finalizing their strategic planning for expanding wireless capacity and coverage. We expect to see gradual improvement this year, while many of the major builds may be delayed until next calendar year. We remain committed to providing the carrier ecosystem, which includes the carriers, OEMs, program managers, general contractors, integrators and tower owners, with the product and supply chain solutions to assure they can meet their requirements when and where needed.

“While we continue to work closely with carrier customers on new opportunities, we are working to move beyond our concentration in that space by serving private system markets with solutions for the new systems that are being created by the convergence of wireless and the Internet.

“We expect that the continued, accelerated execution of our strategic imperatives will drive revenue and profit growth in the long term. Our achievements and improved financial performance give us strong confidence in our earnings outlook for the remainder of the fiscal year,” Barnhill concluded.

First-Quarter Fiscal 2016 Financial Results

For the fiscal 2016 first quarter, revenues totaled $134.7 million, compared with $152.9 million in the first quarter of the prior year and $113.0 million in the fourth quarter of fiscal 2015.

Gross profit was $32.2 million, compared with $35.2 million in the same quarter last year and $27.7 million in the fourth quarter of fiscal 2015.  Gross profit was affected by the decline in overall revenues. Gross margin was 23.9% of revenue, compared with 23.0% in last year’s first quarter.

Selling, general and administrative (SG&A) expenses were $29.4 million in the first quarter of fiscal 2016, compared with $29.2 million in the same quarter the prior year.

Net income and diluted earnings per share totaled $1.7 million and $0.20, respectively, for the first quarter of fiscal 2016, compared with net income and diluted earnings per share of $3.7 million and $0.44, respectively, for the prior-year quarter.

EBITDA* for the first quarter totaled $4.0 million, or $0.48 per diluted share, compared with $7.2 million, or $0.86 per diluted share, in the prior-year quarter.

Quarterly Cash Dividends

TESSCO’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on August 14, 2015 to holders of record on July 31,  2015. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is providing earnings guidance of $0.26 to $0.32 per diluted share for the second quarter of fiscal 2016. TESSCO also is increasing the lower end of its prior EPS guidance for full-year fiscal 2016 by $0.05. The new EPS guidance range for fiscal 2016 is now $1.05 to $1.25.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of the business is that TESSCO typically ships products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company’s current best estimate and it assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time

First-Quarter Fiscal 2016 Conference Call

Management will host a conference call to discuss first-quarter 2016 results tomorrow,  July 17, 2015 at 8:30  a.m. ET. To participate in the conference call, please call: 877-311-4347 (domestic call-in) or 484-653-6779 (international call-in) and reference code #80649557.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30  a.m. ET on July 17, 2015 until 11:59 p.m. ET on July 24, 2015 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #80649557. An archived replay of the conference call will also be available on the company's website at www.tessco.com/go/corporatepresentations.

Non-GAAP Information

EBITDA and Adjusted EBITDA are measures used by management to evaluate our ongoing operations and as general indicators of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA plus stock compensation expense and restructuring charges that we believe to be infrequent and not indicative of our operating performance.

Management believes EBITDA, Adjusted EBITDA per share as well as EBITDA and Adjusted EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Management also believes the adjusted (Non-GAAP) calculations of operating income; net income and earnings per share are useful to investors as it removes the impact of an infrequent and unusual restructuring charge. Because not all companies use identical calculations, our presentation of each of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA are not  recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA and Adjusted EBITDA per diluted share are also non-GAAP calculations defined as EBITDA or Adjusted EBITDA divided by TESSCO’s diluted weighted average shares outstanding. Additionally, EBITDA or Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA and Adjusted EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our loan agreements. The definition of EBITDA as used in our loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO (NASDAQ: TESS) is a leading supplier for the product and supply chain solutions to enable organizations to build, use, maintain and resell Cellular, Wi-Fi, Machine-to-Machine, Internet of Things and Wireless Backhaul systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for our products and services; changes in customer and product mix that affects gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry; fourth-party freight carrier interruption; increased competition; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; claims against us for breach of the intellectual property rights of fourth parties; product liability claims; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended
	June 28, 2015	March 29, 2015	June 29, 2014

Revenues	$134,664,000	$112,962,200	$152,946,300
Cost of goods sold	102,428,100	85,271,400	117,697,500
Gross profit	32,235,900	27,690,800	35,248,800
Selling, general and administrative expenses	29,376,400	27,362,100	29,176,400
Restructuring charge	--	573,400	--
Operating Expense	29,376,400	27,935,500	29,176,400
Income (loss) from operations	2,859,500	(244,700)	6,072,400
Interest, net	46,300	28,200	28,400
Income before provision for income taxes	2,813,200	(272,900)	6,044,000
Provision for income taxes	1,117,900	(41,000)	2,372,600
Net income (loss)	$1,695,300	$(231,900)	$3,671,400

Basic earnings (loss) per share	$0.21	$(0.03)	$0.44
Diluted earnings (loss) per share	$0.20	$(0.03)	$0.44

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	June 28, 2015	March 29, 2015
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$6,377,300	$7,524,000
Trade accounts receivable, net	63,476,200	59,572,100
Product inventory	78,019,600	72,363,600
Deferred tax assets	3,865,500	3,856,000
Prepaid expenses and other current assets	8,378,900	10,868,900
Total current assets	160,117,500	154,184,600

Property and equipment, net	20,886,900	21,111,800
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,619,600	2,619,600
Total assets	$195,308,700	$189,600,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$60,051,200	$51,804,200
Payroll, benefits and taxes	5,335,200	5,531,900
Income and sales tax liabilities	1,611,100	1,832,400
Accrued expenses and other current liabilities	6,824,100	8,688,500
Revolving line of credit	--	--
Current portion of long-term debt	250,800	250,700
Total current liabilities	74,072,400	68,107,700

Deferred tax liabilities	3,360,100	3,360,100
Long-term debt, net of current portion	1,894,700	1,957,500
Other long-term liabilities	2,906,400	3,033,300
Total liabilities	82,233,600	76,458,600

Shareholders’ Equity:
Preferred stock	--	--
Common stock	97,200	96,100
Additional paid-in capital	57,234,500	56,517,600
Treasury stock, at cost	(57,134,800)	(56,307,900)
Retained earnings	112,878,200	112,836,300
Total shareholders’ equity	113,075,100	113,142,100

Total liabilities and shareholder’s equity	$195,308,700	$189,600,700

TESSCO Technologies Incorporated

GAAP Results to Non-GAAP Results Reconciliation

	Fiscal Quarters Ended
	June 28, 2015	March 29, 2015	June 29, 2014
	(unaudited)	(unaudited)	(unaudited)

Operating income (loss) as reported	$2,859,500	$(244,700)	$6,072,400
Restructuring charge	--	573,400	--
Operating income (loss), as adjusted	$2,859,500	$328,700	$6,072,400

Net income (loss), as reported	$1,695,300	$(231,900)	$3,671,400
Restructuring charge, net of tax	--	354,932	--
Net income as adjusted	$1,695,300	$123,032	$3,671,400

Diluted EPS, as reported	$0.20	$(0.03)	$0.44
Restructuring charge	--	0.04	--
Diluted EPS, adjusted	$0.20	$0.01	$0.44

Net Income (loss) as reported	$1,695,300	$(231,900)	$3,671,400
Add:
Provision for income taxes	1,117,900	(41,000)	2,372,600
Interest, net	46,300	28,200	28,400
Depreciation and amortization	1,131,300	1,090,400	1,167,800
EBITDA	$3,990,800	$845,700	$7,240,200
Add:
Stock based compensation	131,700	214,300	449,600
Restructuring charge	--	573,400	--
EBITDA, adjusted	$4,122,500	$1,633,400	$7,689,800

EBITDA per diluted share	$0.48	$0.10	$0.86
Adjusted EBITDA per diluted share	$0.50	$0.20	$0.91

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

Three months ended June 28, 2015
Total
Market Revenues
Public Carriers, Contractors & Program Managers	$25,151
Government System Operators	7,883
Private System Operators	22,022
Commercial Dealers & Resellers	33,488
Retailer, Independent Dealer Agents & Carriers	46,120
Total revenues	$134,664

Market Gross Profit
Public Carriers, Contractors & Program Managers	5,053
Government System Operators	2,129
Private System Operators	6,163
Commercial Dealers & Resellers	9,532
Retailer, Independent Dealer Agents & Carriers	9,359
Total gross profit	$32,236
% of revenues	23.9%

Growth Rates Compared to Prior Year Period:

Market Revenues
Public Carriers, Contractors & Program Managers	-39.3%
Government System Operators	-1.6%
Private System Operators	4.9%
Commercial Dealers & Resellers	-12.5%
Retailer, Independent Dealer Agents & Carriers	4.2%
Total revenues	-12.0%

Market Gross Profit
Public Carriers, Contractors & Program Managers	-29.8%
Government System Operators	-1.3%
Private System Operators	7.1%
Commercial Dealers & Resellers	-10.4%
Retailer, Independent Dealer Agents & Carriers	-1.5%
Total gross profit	-8.5%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

Three months ended June 28, 2015
Revenues
Base station infrastructure	$53,823
Network systems	21,194
Installation, test and maintenance	8,618
Mobile device accessories	51,029
Total revenues	$134,664

Gross Profit
Base station infrastructure	15,319
Network systems	3,668
Installation, test and maintenance	1,845
Mobile device accessories	11,404
Total gross profit	$32,236
% of revenues	23.9%

Growth Rates Compared to Prior Year Period:

Revenues
Base station infrastructure	-14.4%
Network systems	-30.6%
Installation, test and maintenance	-21.1%
Mobile device accessories	5.0%
Total revenues	-12.0%

Gross Profit
Base station infrastructure	-10.3%
Network systems	-21.7%
Installation, test and maintenance	-27.2%
Mobile device accessories	4.1%
Total gross profit	-8.5%